UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) MAY 10, 2006

PROVENA FOODS INC.

(Exact name of registrant as specified in its charter)

California	1-10741	95-2782215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer ID. No.)

5010 Eucalyptus Avenue, Chino California	91710
(Address of principal executive offices)	(Zip code)

(909) 627-1082

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.02	Results of Operations and Financial Condition

The following is the text of a press release including registrant’s results for the 1st quarter of 2006 which registrant intends to have published on May 10, 2006.

FOR IMMEDIATE RELEASE -May 10, 2006 - CHINO, CA

PROVENA FOODS INC. REPORTS FIRST QUARTER RESULTS

CHINO, Calif., Provena Foods Inc. (AMEX: PZA) had net earnings of $148,119 for the 1st quarter of 2006 compared to a net loss of $162,676 a year ago. The Company’s sales were up 2% in the 1st quarter compared to the same period of 2005. Both the meat and pasta divisions contributed to the increase in profits and increase in sales.

CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Net Sales	$15,449,707	15,144,637
Cost of Sales	14,101,675	14,207,782

Gross profit	1,348,032	936,855
Operating Expenses:
Distribution	458,439	438,822
General and administrative	643,213	635,016

Operating profit (loss)	246,380	(136,983)
Interest expense, net	(123,317)	(193,147)
Other Income, net	157,134	84,254

Earnings (loss) before income taxes	280,197	(245,876)
Income tax benefit (expense)	(132,078)	83,200

Net earnings (loss)	$148,119	(162,676)

Earnings (loss) per share:
Basic and diluted	$0.04	(0.05)

Shares used in computing earnings (loss) per share:
Basic and diluted	3,468,205	3,345,664

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

No financial reports or exhibits are filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2006	PROVENA FOODS INC.

	By	/s/ Thomas J. Mulroney
Thomas J. Mulroney
Vice President and
Chief Financial Officer